Exhibit 21

Subsidiaries	Jurisdiction of Organization
Arizona Diagnostic & Surgical Center, Inc	Delaware
Baptist Joint Venture Holdings, Inc.	Delaware
Beaumont Hospital Holdings, Inc.	Delaware
Biltmore Surgery Center Holdings, Inc.	Delaware
Biltmore Surgery Center, Inc.	Arizona
Cardiovascular Specialty Centers of Utah, LP	Delaware
Davis Hospital & Medical Center, LP	Delaware
Davis Hospital Holdings, Inc.	Delaware
Davis Surgical Center Holdings, Inc.	Delaware
Davis Surgical Center, LLC	Utah
DecisionPoint Services, Inc.	Delaware
First Choice Physicians Network Holdings, Inc.	Delaware
First Choice Physicians Network, LLC	Arizona
Harpeth Insurance Limited	Bermuda
Health Choice Arizona, Inc.	Delaware
IASIS Capital Corporation	Delaware
IASIS Finance Texas Holdings, LLC	Delaware
IASIS Finance, Inc.	Delaware
IASIS Glenwood Regional Medical Center, L.P.	Delaware
IASIS Healthcare Foundation	Tennessee
IASIS Healthcare Holdings, Inc.	Delaware
IASIS Hospital Nurse Staffing Company	Delaware
IASIS Management Company	Delaware
IASIS Physician Services, Inc.	Delaware
IASIS Port Arthur ASC, Inc.	Delaware
IASIS Quachita Community Hospital, LP	Delaware
IASIS Transco, Inc.	Delaware
Indigent Care Services of Permian Basin, Inc.	Delaware
Jefferson County Clinical Services, Inc.	Texas
Jordan Valley Hospital Holdings, Inc.	Delaware
Jordan Valley Medical Center, LP	Delaware
MCS/AZ, Inc.	Delaware
Memorial Hospital of Tampa, LP	Delaware
Mesa General Hospital, LP	Delaware

Subsidiaries	Jurisdiction of Organization
Mountain Vista Medical Center, LP	Delaware
NLV Healthcare Development, LP	Delaware
North Vista Hospital, Inc.	Delaware
Northeast Louisiana Cancer Institute, LLC	Louisiana
Odessa Regional Hospital, LP	Delaware
Palms of Pasadena Homecare, Inc.	Delaware
Palms of Pasadena Hospital, LP	Delaware
Pasadena Medical Plaza SSJ, Ltd.	Florida
Permian Basin Clinical Services, inc.	Texas
Permian Premier Health Services, Inc.	Texas
Physician Group of Arizona, Inc.	Delaware
Physician Group of Florida, Inc.	Delaware
Physician Group of Louisiana, Inc.	Delaware
Physician Group of Utah, Inc.	Delaware
Port Arthur Medical Clinic, PLLC	Texas
Rocky Mountain Medical Center, Inc.	Delaware
Salt Lake CyberKnife, LLC	Utah
Salt Lake Regional Medical Center, L.P.	Delaware
Salt Lake Regional Physicians, Inc.	Delaware
Seaboard Development LLC	Utah
SET Physicians	Texas
Southridge Plaza Holdings, Inc.	Delaware
Southridge Professional Plaza, LLC	Utah
Southwest General Hospital, LP	Delaware
Southwest Physicians of San Antonio	Texas
SSJ St. Petersburg Holdings, Inc.	Delaware
St Luke’s Medical Center, LP	Delaware
St. Luke’s Behavioral Hospital, LP	Delaware
Tampa Bay Staffing Solutions, Inc.	Delaware
Texas Musculoskeletal Institute	Texas
The Medical Center of Southeast Texas, L.P.	Delaware
The Surgery Center at Salt Lake Regional, LLC	Delaware
Town & Country Hospital, LP	Delaware
Utah Transcription Services, Inc.	Delaware